As filed with the Securities and Exchange Commission on September 12, 2007
Registration No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

_________________

LIFETIME BRANDS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	11-2682486
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

_________________

1000 Stewart Avenue
Garden City, New York 11530
(516) 683-6000
(Address, including zip code, of Principal Executive Offices)

LIFETIME BRANDS, INC.
2000 LONG-TERM INCENTIVE PLAN
(Full Title of the Plan or Agreement)

_________________

Jeffrey Siegel
1000 Stewart Avenue
Garden City, New York 11530
(516) 683-6000
(Name, address, and telephone number,
including area code, of agent for service)

_________________

Copies to:

Gary Rothstein, Esq.	Laurence Winoker
Morgan, Lewis & Bockius LLP	Lifetime Brands, Inc.
101 Park Avenue	1000 Stewart Avenue
New York, New York 10178	Garden City, New York 11530
(212) 309-6000	(516) 683-6000

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Number of Shares to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)(3)
Common Stock, $.01 par value per share	750,000	$19.81	$14,857,500	$456.13

(1)	Pursuant to Rule 416(c) of the Securities Act of 1933, as amended (the “Securities Act”), the number of shares being registered shall include an indeterminate number of additional shares of common stock or common stock which may become issuable as a result of stock splits, stock dividends, or similar transactions in accordance with anti-dilution provisions of the Lifetime Brands, Inc. 2000 Long-Term Incentive Plan.

(2)	Calculated pursuant to paragraphs (c) and (h) of Rule 457 of the Securities Act, based upon the average of the reported high and low sales prices for the Registrant’s common stock as reported on the NASDAQ Global Select Market on September 5, 2007. The foregoing calculation is solely for the purpose of determining the registration fee.

(3)	Calculated pursuant to Section 6(b) of the Securities Act as follows: Proposed maximum aggregate offering price per share multiplied by .0000307.

INCORPORATION BY REFERENCE

The Registrant is registering an additional 750,000 shares of common stock authorized for issuance under its 2000 Long-Term Incentive Plan (the “Plan”), which was approved by the Registrant’s stockholders on June 8, 2006. The Registrant has previously registered shares of common stock issuable under the Plan pursuant to the Registration Statement on Form S-8 filed on May 19, 2003 (File No. 333-105382). The contents of such Registration Statement on Form S-8 are hereby incorporated by reference.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Garden City, State of New York, on September 12, 2007.

LIFETIME BRANDS, INC.
By:	/s/ Jeffrey Siegel

Jeffrey Siegel Chairman of the Board of Directors, Chief Executive Officer and President

POWER OF ATTORNEY

        Each person whose signature to this Registration Statement appears below hereby appoints Laurence Winoker as his or her attorney-in-fact to sign on his or her behalf individually and in the capacity stated below and to file all supplements, amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as a part of or in connection with this Registration Statement or any amendment or supplement thereto, and any such attorney-in-fact may make such changes and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

        Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey Siegel	Chairman of the Board of Directors,	September 12, 2007
Jeffrey Siegel	Chief Executive Officer and President
(Principal Executive Officer)

/s/ Ronald Shiftan	Vice Chairman of the Board of Directors,	September 12, 2007
Ronald Shiftan	Chief Operating Officer and
Director

/s/ Laurence Winoker	Senior Vice-President-Finance,	September 12, 2007
Laurence Winoker	Treasurer and Chief Financial Officer
(Principal Financial and Accounting Officer)

/s/ Craig Phillips	Senior Vice-President-Distribution,	September 12, 2007
Craig Phillips	Secretary and Director

/s/ David Dangoor	Director	September 12, 2007
David Dangoor

/s/ Fiona Dias	Director	September 12, 2007
Fiona Dias

/s/ Michael Jeary	Director	September 12, 2007
Michael Jeary

/s/ Cherrie Nanninga	Director	September 12, 2007
Cherrie Nanninga

/s/ William Westerfield	Director	September 12, 2007
William Westerfield

/s/ Sheldon Misher	Director	September 12, 2007
Sheldon Misher

EXHIBITS

Exhibit	Description

4.1	Second Restated Certificate of Incorporation of Lifetime Brands, Inc. (filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the Year Ended December 31, 2005 and incorporated by reference herein).

4.2	By-Laws of Lifetime Brands, Inc. (filed as an Exhibit to Lifetime Hoan Corporation's Registration Statement on Form S-1 (File No. 333-40154) and incorporated by reference herein).

4.3	Amended 2000 Long-Term Incentive Plan (filed as an Exhibit to the Registrant’s Form 8-K dated June 8, 2006 and incorporated by reference herein).

5.1	Opinion of Morgan, Lewis & Bockius LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

24	Power of Attorney (included on the signature pages of this Amendment No. 1 to the Registration Statement).